
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE JUNE 30,
1996 FORM 10-Q OF PMC CAPITAL INC. AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                             306
<SECURITIES>                                    12,102
<RECEIVABLES>                                  137,925<F1>
<ALLOWANCES>                                     (514)
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                             482
<DEPRECIATION>                                   (276)
<TOTAL-ASSETS>                                 158,549<F2>
<CURRENT-LIABILITIES>                            9,476<F3>
<BONDS>                                         79,570
<PREFERRED-MANDATORY>                            4,000<F4>
<PREFERRED>                                      3,000<F4>
<COMMON>                                        59,618
<OTHER-SE>                                         744
<TOTAL-LIABILITY-AND-EQUITY>                   158,549<F5>
<SALES>                                              0
<TOTAL-REVENUES>                                11,384<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                 2,182
<LOSS-PROVISION>                                    18
<INTEREST-EXPENSE>                               2,844
<INCOME-PRETAX>                                  6,340
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              6,340
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     6,340
<EPS-PRIMARY>                                     0.57
<EPS-DILUTED>                                     0.57

<F1>Includes current and long term portion of all loans receivable - before reserve, interest receivable on loans and receivable for loans sold. Does not include receivable from affiliate.
<F2>Includes the following items not included above

(i)    Excess servicing assets                   $   5,136
(ii)   Restricted investments                        1,606
(iii)  Real property owned                               5
(iv)   Due from affiliates                             656
(v)    Deferred charges, deposit and
       other assets, net                             1,033
(vi)   Investment's in subsidiary                       88
                                                 ---------
                                                 $   8,524
                                                 =========
<F3>Includes the following:

(i)    Accrued interest payable                  $   1,474
(ii)   Borrower advances                             3,118
(iii)  Dividends payable                             3,131
(iv)   Accounts payable                              1,753
                                                 ---------
                                                 $   9,476
                                                 =========
<F4>Preferred stock of subsidiary held by SBA.  See footnotes to financial statements.

<F5>Includes the following items not included above.

(i)     Deferred fee revenue                     $     868
(ii)    Other liabilities                            1,273
                                                 ---------
                                                 $   2,141
                                                 =========

<F6>Revenues consist primarily of interest and other yield on investments.

